Exhibit 5.1

James W. Larimore
Direct Tel.: (405) 239-6643	james.larimore@crowedunlevy.com
Direct Fax: (405) 272-5968

                         , 2012

New Source Energy Corporation.

914 North Broadway, Suite 230

Oklahoma City, Oklahoma 73102

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for New Source Energy Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-1 (Registration No. 333-176548), as amended and as may be subsequently amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of the Company’s common stock, par value $0.001 per share (the “Shares”). The Shares will be issued and sold by the Company as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and among the Company, BMO Capital Markets Corp. and KeyBanc Capital Markets, Inc., as representatives of the underwriters named therein (the “Underwriting Agreement”), including the Shares to be issued and sold by the Company in the event of the underwriters’ exercise of an over-allotment option granted by the Company to the underwriters.

This opinion is furnished to you in connection with the filing of the Registration Statement and solely in accordance with the requirements of Item 601(b) of Regulation S-K promulgated under the Securities Act.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of records of the Company and certificates of officers of the Company and of public officials and such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In connection with rendering the opinions set forth below, we have assumed that (a) all information contained in all documents reviewed by us is true and correct; (b) all signatures on all documents examined by us are genuine; (c) the legal capacity and competency of all natural persons; and (d) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents.

TULSA 500 KENNEDY BUILDING 321 SOUTH BOSTON AVENUE TULSA, OK 74103-3313 TEL: 918.592.9800 • FAX: 918.592.9801	OKLAHOMA CITY 20 NORTH BROADWAY, SUITE 1800 OKLAHOMA CITY, OK 73102-8273 TEL: 405.235.7700 • FAX: 405.239.6651	NORMAN THE HIPOINT OFFICE BUILDING 2500 SOUTH MCGEE, SUITE 140 NORMAN, OK 73072-6705 TEL: 405.321.7317 • FAX: 405.360.4002

www.crowedunlevy.com

New Source Energy Corporation

                         , 2012

Based on the foregoing, we are of the opinion that the Shares, when issued and sold against payment therefor in accordance with the terms of the Underwriting Agreement and when the price at which such Shares are sold has been approved by the Company’s board of directors, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited exclusively to the General Corporation Law of the State of Delaware, and we express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Prospectus included in the Registration Statement under the caption “Legal Matters.” By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

No opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is based upon the law in existence on the date of this letter, and we assume no responsibility or obligation to monitor any change in any such law or to modify this opinion as a result thereof.

Very truly yours, CROWE & DUNLEVY, A Professional Corporation

By:
James W. Larimore For the Firm